Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of March 5, 2010 among AMVAC CHEMICAL CORPORATION, a California corporation ( “Borrower”), AMERICAN VANGUARD CORPORATION, a Delaware corporation (“American Vanguard”), GEMCHEM, INC., a California corporation (“GemChem”), 2110 DAVIE CORPORATION, a California corporation (“2110 Davie” and, collectively, with American Vanguard and GemChem, “Guarantors”), each lender signatory hereto and BANK OF THE WEST, as Agent (“Agent”).

RECITALS

WHEREAS, Borrower, the Guarantors, Agent and Lenders signatory thereto have entered into a Credit Agreement dated as of December 15, 2006 (as amended, modified or waived, the “Credit Agreement”).

WHEREAS, Borrower, the Guarantors, Agent and the Lenders desire to amend the Credit Agreement as hereinafter set forth;

NOW, THEREFORE, for good and valuable consideration, the parties hereto hereby agree as follows:

1. Incorporated Definitions. All capitalized terms used in this Amendment and not otherwise defined shall have the meanings given to such terms in the Credit Agreement.

2. Revised Definitions.

(a) All references in the Credit Agreement to “Prime Rate,” except the definition of “Prime Rate” in Section 1.01 of the Credit Agreement, are amended to refer to the “Alternate Base Rate.”

(b) The definition of “Guaranteed Obligations” in Section 1.01 of the Credit Agreement is amended to replace the word “Obligations” in the first sentence with the words “Secured Obligations.”

(b) Section 1.01 of the Credit Agreement is amended to amend the definitions of “Applicable Rate,” “Consolidated EBITDA” and “Secured Obligations” and to add, in correct alphabetical order, definitions of “Alternate Base Rate,” “Daily One-Month LIBOR,” “First Amendment,” “First Amendment Effective Date and “Non-Consenting Lender,” each to read as follows:

“Alternate Base Rate” is reset daily and means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus one percent (1.00%) and (c) Daily One-Month LIBOR on such day (or, if such day is not a Business Day, the immediately preceding Business Day) plus one percent (1.00%). Any change in the Alternate Base Rate due to a change in the Prime Rate or, the Federal Funds Rate or the Daily One-Month LIBOR shall be effective from and including the effective date of such change in the Prime Rate or, the Federal Funds Rate or Daily One-Month LIBOR, respectively.

“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Consolidated Funded Debt Ratio as set forth in the most recent Compliance Certificate delivered pursuant to Section 7.02(a):

Applicable Rate
Pricing Level	Consolidated Funded Debt Ratio	Unused fee	Eurodollar Rate +	Alternate Base Rate +
			Standby Letter of Credit Fees
I	≥3.50:1.00	0.50%	3.50%	2.50%
II	<3.50 :1.00 but ≥3.00:1.00	0.40%	3.25%	2.25%
III	<3.00 :1.00 but ≥2.50:1.00	0.35%	3.00%	2.00%
IV	<2.50:1.00	0.30%	2.50%	1.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Funded Debt Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level I shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered. From and after the First Amendment Effective Date until the later of (a) the date on which a Compliance Certificate is delivered pursuant to Section 7.02(a) for the period ending March 31, 2010 and (b) the first date thereafter on which there is a change in the Applicable Rate pursuant to the preceding sentence, the Applicable Rate shall be determined based upon Pricing Level I.

“Consolidated EBITDA” means, for any period, for American Vanguard and its Subsidiaries on a consolidated basis, an amount equal to (a) Consolidated Net Income for such period plus (b) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Expense for such period, (ii) the provision for federal, state, local and foreign income taxes payable by American Vanguard and its Subsidiaries for such period, (iii) the amount of depreciation and amortization expense for such period, (iv) non-recurring non-cash charges subject to approval by Agent, (v) losses on the sale of fixed assets, (vi) to the extent described in detail to Agent in writing that is in form and content satisfactory to Agent, charges in an aggregate amount not to exceed $15,000,000 (prior to accrual of any related tax effects) recognized during the fiscal quarter ending December 31, 2009 and (vii) non-cash stock based compensation expenses. Extraordinary items and gains (but not losses) on (and proceeds from) sales or Dispositions of assets outside of the ordinary course of business shall be excluded in the calculation of Consolidated EBITDA.

“Daily One-Month LIBOR” means, as of any day, the Eurodollar Rate that Agent determines would be applicable to a Eurodollar Rate Loan with an Interest Period of one month, based on the Eurodollar Rate determined on such day, or, if such day is not a Business Day, the immediately preceding Business Day.

“First Amendment” means the First Amendment to this Agreement dated as of March 5, 2010.

“First Amendment Effective Date” has the meaning given to such term in the First Amendment.

“Non-Consenting Lender” means any Lender, as determined by Agent, to be (a) a Defaulting Lender, (b) a Lender that has failed to approve or consent to any amendment, waiver, modification or extension requiring such Lender’s approval pursuant to Section 11.01 or (c) a Lender that has taken any action to or indicated to Agent such Lender’s intention not to grant any such approval or consent.

“Secured Obligations” means the Obligations, the Hedge Obligations, and all treasury management arrangements between any Lender and any Loan Party, including without limitation, automatic clearing house, credit card, purchase card and cash management arrangements that are entered into by any Loan Party in the ordinary course of business.

3. GAAP. A new Section 1.03(b) is added immediately after Section 1.03(a) of the Credit Agreement to read as follows:

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, Agent, the Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

4. Repayment of Swing Line Loans. Section 2.07(b) of the Credit Agreement amended to read as follows:

(b) Borrower agrees to repay each Swing Line Loan on the earlier to occur of (a) five (5) Business Days prior to the Maturity Date for Credit Extensions under the Revolving Commitments of the Lenders or (b) such earlier date as shall be acceptable to the Swing Line Lender.

5. Non-Consenting Lenders. A new Section 2.16 is added immediately after Section 2.15 of the Credit Agreement to read as follows:

2.16 Non-Consenting Lenders. In the event any Lender is a Non-Consenting Lender, Borrower may, upon written notice to such Non-Consenting Lender and to Agent, require such Non-Consenting Lender to assign, and such Non-Consenting Lender shall assign, within five Business Days after the date of such notice, to one or more assignees selected by Borrower and that is (are) Eligible Assignees and otherwise comply with the provisions of Section 11.06 (each a “Replacement Lender”) all of such Non-Consenting Lender’s rights and obligations under this Agreement and the other Loan Documents (including without limitation its Commitments and all Loans owing to it) in accordance with Section 11.08. With respect to any such assignment, the Non-Consenting Lender shall concurrently with such assignment receive payment in full of all amounts due and owing to it hereunder or under any of the other Loan Documents with respect to the Loans and Commitments so assigned, including, without limitation, the aggregate outstanding principal amount of the Loans owed to such Non-Consenting Lender, together with interest thereon through the date of such assignment, amounts payable to such Non-Consenting Lender under Article III with respect to such Loans and all fees payable to such Non-Consenting Lender with respect to such Loans and Commitments so assigned. Any assignment to a Replacement Lender pursuant to the provisions of this Section 2.12 shall be in accordance with the provisions of Section 11.01 hereof. In no event shall any Lender have any obligation to issue any new or increased Commitment to replace all or any part of any Commitment of any Non-Consenting Lender.

6. Financial Covenants. Sections 8.09(a) and 8.09(b) of the Credit Agreement are amended to read as follows:

(a) Permit the Consolidated Funded Debt Ratio as of the end of any fiscal quarter to exceed the ratio set next to such fiscal quarter below:

As of the following date:	Not permit the ratio to exceed:

March 31, 2010	5.25 to 1.00
June 30, 2010	3.75 to 1.00
September 30, 2010	3.25 to 1.00
December 31, 2010 and the last day of any fiscal quarter thereafter	3.00 to 1.00

(b) Permit the Consolidated Fixed Charge Coverage Ratio as of the last day of any fiscal quarter to be less than the ratio set next to such fiscal quarter below:

As of the following date:	Not permit the ratio to be less than:

December 31, 2009, March 31, 2010, June 30, 2010	1.25 to 1.00
September 30, 2010 and the last day of any fiscal quarter thereafter	1.50 to 1.00

7. Conditions Precedent. This Amendment shall be effective as of the date (“First Amendment Effective Date”) upon which the following conditions are satisfied:

(a) Agent shall have received from Borrower, the Guarantors and the Required Lenders a counterpart of this Amendment signed on behalf of each such party.

(b) Agent shall have received such documents, certificates and legal opinions as the Agent or its counsel may reasonably request relating to the organization or formation, existence and good standing of Borrower and the Guarantors, the authorization of this Amendment and any other legal matters relating to Borrower, the Guarantors, the Credit Agreement or this Amendment, all in form and substance satisfactory to the Agent and its counsel.

(c) Borrower shall have paid to the Agent for the pro rata account of each Lender timely executing and delivering this Amendment (including by way of facsimile or electronic mail) an amendment fee equal to 0.15% of such Lender’s Commitment.

(d) The Agent shall have received all fees and other amounts due and payable on or prior to the First Amendment Effective Date, including reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by Borrower hereunder or under the Credit Agreement.

Notification from Agent to Borrower and Lenders shall be conclusive and binding evidence of the First Amendment Effective Date.

8. Representations and Warranties. Each of Borrower and each Guarantor hereby represents and warrants that, taking into account the terms of this Amendment, as of the date hereof:

(a) The representations and warranties of Borrower and the Guarantors set forth in Article VI of the Credit Agreement are true and correct in all material respects; and

(b) There exists no Event of Default or Default.

9. Ratification. Each of the Credit Agreement and each of the other Loan Documents, as amended hereby, are hereby ratified and remains in full force and effect.

10. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement and any of the parties hereto may execute this Amendment by signing any such counterpart.

11. Loan Documents. This Amendment is a Loan Document.

12. Choice of Law. This Amendment shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of California but giving effect to federal laws applicable to national banks.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

AMVAC CHEMICAL CORPORATION, as Borrower

By:	/s/
Name:
Title:

AMERICAN VANGUARD CORPORATION, as a Guarantor

By:	/s/
Name:
Title:

GEMCHEM, INC., as a Guarantor

By:	/s/
Name:
Title:

2110 DAVIE CORPORATION, as a Guarantor

By:	/s/
Name:
Title:

BANK OF THE WEST, as Agent, L/C Issuer and Swing Line Lender

By:	/s/
Name:
Title:

BANK OF THE WEST, as a Lender

By:	/s/
Name:
Title:

BANK OF MONTREAL, acting under its Trade name BMO Capital Markets, as Documentation Agent

By:	/s/
Name:
Title:

BMO CAPITAL MARKETS FINANCING, INC., as Lender

By:	/s/
Name:
Title:

FIRST BANK DBA FIRST BANK & TRUST, as a Lender

By:	/s/
Name:
Title:

GREENSTONE FARM CREDIT SERVICES, ACA/FLCA, as a Lender

By:	/s/
Name:
Title:

UNION BANK OF CALIFORNIA, N.A., as a Lender

By:	/s/
Name:
Title:

AGSTAR FINANCIAL SERVICES, PCA, as a Lender

By:	/s/
Name:
Title:

FCS FINANCIAL, PCA, as a Lender

By:	/s/
Name:
Title:

ORGANIZATIONAL AND AUTHORIZATION CERTIFICATE

On behalf of Borrower and Guarantors identified in the foregoing Amendment, the undersigned certifies to Agent and the Lenders that (a) except for any amendments attached hereto, there have been no amendments or other modifications to the Organization Documents of the Borrower or any Guarantor since those documents were delivered in connection with the Credit Agreement; (b) each of Borrower and Guarantors remains in good standing in all jurisdictions where so required by the Credit Agreement; (c) the resolutions of Borrower and Guarantors delivered in connection with the Credit Agreement remain effective to authorize the amendment of the Credit Agreement as described in the foregoing First Amendment; (d) none of the Organization Documents or resolutions of Borrower or any Guarantor delivered in connection with the Credit Agreement has been repealed, revoked, rescinded or amended in any respect (except as clearly indicated in the attached documents), and each remains in full force and effect as of the date hereof; (e) (s)he is authorized on behalf of Borrower and the Guarantors to deliver this Organizational and Authorization Certificate on behalf of Borrower and the Guarantors, (f) the individual(s) signing the foregoing Amendment on behalf of Borrower and the Guarantors holds the office set forth below or next to his(her) signature and is authorized to execute and deliver the Amendment on behalf of Borrower and the Guarantors in accordance with the Organization Documents and existing resolutions of Borrower and the Guarantors and (g) Agent and the Lenders may conclusively rely on this Organizational and Authorization Certificate unless and until superseding documents shall be delivered to Agent.

IN WITNESS WHEREOF, I have signed this Organizational and Authorization Certificate this 5th day of March 2010.

By:	/s/
Name:
Title: